Report of the Director and

Financial Statements

for the Year Ended 31 December 2020

for

Mastermind Principles Ltd

Contents of the Financial Statements
for the Year Ended 31 December 2020

Mastermind Principles Ltd

Company Information
for the Year Ended 31 December 2020

DIRECTOR:	S W H Zutshi
REGISTERED OFFICE:	Quadrant Court Calthorpe Road Edgbaston Birmingham B15 1TH
REGISTERED NUMBER:	07106363 (England and Wales)
AUDITORS:	SKS Audit LLP 3 Sheen Road Richmond Upon Thames TW9 1AD

Report of the Director
for the Year Ended 31 December 2020

The director presents his report with the financial statements of the company for the year ended 31 December 2020.

PRINCIPAL ACTIVITY
The principal activity of the company in the year under review was that of management consultancy activities other than financial management.

DIRECTOR
S W H Zutshi held office during the whole of the period from 1 January 2020 to the date of this report.

STATEMENT OF DIRECTOR'S RESPONSIBILITIES
The director is responsible for preparing the Report of the Director and the financial statements in accordance with applicable law and regulations.

Company law requires the director to prepare financial statements for each financial year. Under that law the director has elected to prepare the financial statements in accordance with United Kingdom Generally Accepted Accounting Practice (United Kingdom Accounting Standards and applicable law). Under company law the director must not approve the financial statements unless he is satisfied that they give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period. In preparing these financial statements, the director is required to:

- select suitable accounting policies and then apply them consistently;
- make judgements and accounting estimates that are reasonable and prudent;
- prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company will continue in business.

The director is responsible for keeping adequate accounting records that are sufficient to show and explain the company's transactions and disclose with reasonable accuracy at any time the financial position of the company and enable him to ensure that the financial statements comply with the Companies Act 2006. He is also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

STATEMENT AS TO DISCLOSURE OF INFORMATION TO AUDITORS
So far as the director is aware, there is no relevant audit information (as defined by Section 418 of the Companies Act 2006) of which the company's auditors are unaware, and he has taken all the steps that he ought to have taken as a director in order to make himself aware of any relevant audit information and to establish that the company's auditors are aware of that information.

AUDITORS
The auditors, SKS Audit LLP, will be proposed for re-appointment at the forthcoming Annual General Meeting.

This report has been prepared in accordance with the provisions of Part 15 of the Companies Act 2006 relating to small companies.

ON BEHALF OF THE BOARD:

Simon zutshi

S W H Zutshi - Director

20 September 2021

Report of the Independent Auditors to the Members of Mastermind Principles Ltd

Opinion

We have audited the financial statements of Mastermind Principles Ltd (the 'company') for the year ended 31 December 2020 which comprise the Income Statement, Balance Sheet and Notes to the Financial Statements, including a summary of significant accounting policies. The financial reporting framework that has been applied in their preparation is applicable law and United Kingdom Accounting Standards, including Financial Reporting Standard 102 'The Financial Reporting Standard applicable in the UK and Republic of Ireland' (United Kingdom Generally Accepted Accounting Practice).

In our opinion the financial statements:

- give a true and fair view of the state of the company's affairs as at 31 December 2020 and of its profit for the year then ended;
- have been properly prepared in accordance with United Kingdom Generally Accepted Accounting Practice; and
- have been prepared in accordance with the requirements of the Companies Act 2006.

Basis for opinion

We conducted our audit in accordance with International Standards on Auditing (UK) (ISAs (UK)) and applicable law. Our responsibilities under those standards are further described in the Auditors' responsibilities for the audit of the financial statements section of our report. We are independent of the company in accordance with the ethical requirements that are relevant to our audit of the financial statements in the UK, including the FRC's Ethical Standard, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Conclusions relating to going concern

In auditing the financial statements, we have concluded that the director's use of the going concern basis of accounting in the preparation of the financial statements is appropriate.

Based on the work we have performed, we have not identified any material uncertainties relating to events or conditions that, individually or collectively, may cast significant doubt on the company's ability to continue as a going concern for a period of at least twelve months from when the financial statements are authorised for issue.

Our responsibilities and the responsibilities of the director with respect to going concern are described in the relevant sections of this report.

Other information

The director is responsible for the other information. The other information comprises the information in the Report of the Director, but does not include the financial statements and our Report of the Auditors thereon.

Our opinion on the financial statements does not cover the other information and, except to the extent otherwise explicitly stated in our report, we do not express any form of assurance conclusion thereon.

In connection with our audit of the financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated. If we identify such material inconsistencies or apparent material misstatements, we are required to determine whether this gives rise to a material misstatement in the financial statements themselves. If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact. We have nothing to report in this regard.

Opinions on other matters prescribed by the Companies Act 2006

In our opinion, based on the work undertaken in the course of the audit:

- the information given in the Report of the Director for the financial year for which the financial statements are prepared is consistent with the financial statements; and
- the Report of the Director has been prepared in accordance with applicable legal requirements.

Report of the Independent Auditors to the Members of
Mastermind Principles Ltd

Matters on which we are required to report by exception
In the light of the knowledge and understanding of the company and its environment obtained in the course of the audit, we have not identified material misstatements in the Report of the Director.

We have nothing to report in respect of the following matters where the Companies Act 2006 requires us to report to you if, in our opinion:
- adequate accounting records have not been kept, or returns adequate for our audit have not been received from branches not visited by us; or
- the financial statements are not in agreement with the accounting records and returns; or
- certain disclosures of director's remuneration specified by law are not made; or
- we have not received all the information and explanations we require for our audit; or
- the director was not entitled to prepare the financial statements in accordance with the small companies regime and take advantage of the small companies' exemption from the requirement to prepare a Strategic Report or in preparing the Report of the Director.

Responsibilities of director
As explained more fully in the Statement of Director's Responsibilities set out on page two, the director is responsible for the preparation of the financial statements and for being satisfied that they give a true and fair view, and for such internal control as the director determines necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, the director is responsible for assessing the company's ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless the director either intends to liquidate the company or to cease operations, or has no realistic alternative but to do so.

Report of the Independent Auditors to the Members of
Mastermind Principles Ltd

Auditors' responsibilities for the audit of the financial statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue a Report of the Auditors that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with ISAs (UK) will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

Irregularities, including fraud, are instances of non-compliance with laws and regulations. We design procedures in line with our responsibilities, outlined above, to detect material misstatements in respect of irregularities, including fraud. The extent to which our procedures are capable of detecting irregularities, including fraud is detailed below:

As part of designing our audit, we determined materiality and assessed the risks of material misstatement in the financial statements, including how fraud may occur by enquiring of management of its own consideration of fraud. In particular, we looked at where management made subjective judgements, for example in respect of significant accounting estimates that involved making assumptions and considering future events that are inherently uncertain. We also considered potential financial or other pressures, opportunity, and motivations for fraud. As part of this discussion, we identified the internal controls established to mitigate risks related to fraud or noncompliance with laws and regulations and how management monitor these processes. Appropriate procedures included the review and testing of manual journals and key estimates and judgements made by management.

We gained an understanding of the legal and regulatory framework applicable to the company and the industry in which it operates, drawing on our broad sector experience, and considered the risk of acts by the company that were contrary to these laws and regulations, including fraud.

We focused on laws and regulations that could give rise to a material misstatement in the financial statements, including, but not limited to, the Health and Safety at Work Act 1974, UK tax legislation and equivalent local laws and regulations.

We made enquiries of management with regards to compliance with the above laws and regulations and corroborated any necessary evidence to relevant information, for example, minutes of the board meetings.

Our tests included agreeing the financial statements disclosures to underlying supporting documentation and enquiries with management.

We did not identify any key audit matters relating to irregularities, including fraud. As in all of our audits, we also addressed the risk of management override of internal controls including testing journals and evaluation whether there was evidence of bias by the management that presented a risk of material misstatement due to fraud.

Our audit procedures were designed to respond to risks of material misstatement in the financial statements, recognising that the risk of not detecting a material misstatement due to fraud is higher than the risk of not detecting one resulting from error, as fraud may involve deliberate concealment by, for example, forgery, misrepresentations or through collusion. There are inherent limitations in the audit procedures performed and the further removed non-compliance with laws and regulations is from the events and transactions reflected in the financial statements, the less likely we are to become aware of it.

A further description of our responsibilities for the audit of the financial statements is located on the Financial Reporting Council's website at www.frc.org.uk/auditorsresponsibilities. This description forms part of our Report of the Auditors.

Report of the Independent Auditors to the Members of
Mastermind Principles Ltd

Use of our report

This report is made solely to the company's members, as a body, in accordance with Chapter 3 of Part 16 of the Companies Act 2006. Our audit work has been undertaken so that we might state to the company's members those matters we are required to state to them in a Report of the Auditors and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company and the company's members as a body, for our audit work, for this report, or for the opinions we have formed.

Bobby Bhogal (Senior Statutory Auditor)
for and on behalf of SKS Audit LLP
3 Sheen Road
Richmond Upon Thames
TW9 1AD

20 September 2021

Mastermind Principles Ltd

Income Statement
for the Year Ended 31 December 2020

	Notes	2020 £	2019 £
TURNOVER		2,790,102	2,938,775
Cost of sales		(805,364)	(1,409,732)
GROSS PROFIT		1,984,738	1,529,043
Administrative expenses		(1,389,073)	(1,150,832)
		595,665	378,211
Other operating income		13,667	21,000
OPERATING PROFIT	3	609,332	399,211
Interest receivable and similar income		5,257	9,578
		614,589	408,789
Interest payable and similar expenses		(58,445)	(73,047)
PROFIT BEFORE TAXATION		556,144	335,742
Tax on profit		(105,755)	(158,004)
PROFIT FOR THE FINANCIAL YEAR		450,389	177,738

The notes form part of these financial statements

Mastermind Principles Ltd (Registered number: 07106363)

Balance Sheet
31 December 2020

	Notes	2020 £	2019 £
FIXED ASSETS			
Tangible assets	4	17,063	17,472
CURRENT ASSETS			
Stocks		-	11,197
Debtors	5	3,638,996	2,807,426
Cash at bank and in hand		40,236	438
		3,679,232	2,819,061
CREDITORS			
Amounts falling due within one year	6	(1,823,599)	(1,572,226)
NET CURRENT ASSETS		1,855,633	1,246,835
TOTAL ASSETS LESS CURRENT LIABILITIES		1,872,696	1,264,307
CREDITORS			
Amounts falling due after more than one year	7	(198,000)	-
NET ASSETS		1,674,696	1,264,307
CAPITAL AND RESERVES			
Called up share capital		2	2
Retained earnings		1,674,694	1,264,305
		1,674,696	1,264,307

The financial statements have been prepared in accordance with the provisions applicable to companies subject to the small companies regime.

The financial statements were approved by the director and authorised for issue on 20 September 2021 and were signed by:

Simon Zutshi

S W H Zutshi - Director

The notes form part of these financial statements

1. ACCOUNTING POLICIES

BASIS OF PREPARING THE FINANCIAL STATEMENTS
These financial statements have been prepared in accordance with Financial Reporting Standard 102 "The Financial Reporting Standard applicable in the UK and Republic of Ireland" including the provisions of Section 1A "Small Entities" and the Companies Act 2006. The financial statements have been prepared under the historical cost convention.

TURNOVER
Turnover is measured at the fair value of the consideration received or receivable, excluding discounts, rebates, value added tax and other sales taxes.

TANGIBLE FIXED ASSETS
Depreciation is provided at the following annual rates in order to write off each asset over its estimated useful life.
Plant and machinery - 20% on reducing balance

STOCKS
Stocks are valued at the lower of cost and net realisable value, after making due allowance for obsolete and slow moving items.

TAXATION
Taxation for the year comprises current and deferred tax. Tax is recognised in the Income Statement, except to the extent that it relates to items recognised in other comprehensive income or directly in equity.

Current or deferred taxation assets and liabilities are not discounted.

Current tax is recognised at the amount of tax payable using the tax rates and laws that have been enacted or substantively enacted by the balance sheet date.

DEFERRED TAX
Deferred tax is recognised in respect of all timing differences that have originated but not reversed at the balance sheet date.

Timing differences arise from the inclusion of income and expenses in tax assessments in periods different from those in which they are recognised in financial statements. Deferred tax is measured using tax rates and laws that have been enacted or substantively enacted by the year end and that are expected to apply to the reversal of the timing difference.

Unrelieved tax losses and other deferred tax assets are recognised only to the extent that it is probable that they will be recovered against the reversal of deferred tax liabilities or other future taxable profits.

HIRE PURCHASE AND LEASING COMMITMENTS
Rentals paid under operating leases are charged to profit or loss on a straight line basis over the period of the lease.

PENSION COSTS AND OTHER POST-RETIREMENT BENEFITS
The company operates a defined contribution pension scheme. Contributions payable to the company's pension scheme are charged to profit or loss in the period to which they relate.

2. EMPLOYEES AND DIRECTORS

The average number of employees during the year was 22 (2019 - 22).

continued...

3. OPERATING PROFIT

The operating profit is stated after charging:

	2020	2019
	£	£
Depreciation - owned assets	4,266	320

4. TANGIBLE FIXED ASSETS

	Plant and machinery
	£
COST	
At 1 January 2020	66,671
Additions	3,857
At 31 December 2020	70,528
DEPRECIATION	
At 1 January 2020	49,199
Charge for year	4,266
At 31 December 2020	53,465
NET BOOK VALUE	
At 31 December 2020	17,063
At 31 December 2019	17,472

5. DEBTORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

	2020	2019
	£	£
Trade debtors	591,645	548,782
Provison for bad debts	(238,995)	(250,470)
Amounts owed by associates	1,113,194	742,185
Other debtors	1,157,349	1,746,791
Directors' current accounts	1,012,366	-
Prepayments and accrued income	3,437	20,138
	3,638,996	2,807,426

continued...

6. CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

	2020	2019
	£	£
Bank loans and overdrafts	-	19,745
Other loans	82,000	82,000
Trade creditors	60,398	79,334
Corporation tax	263,759	192,761
Social security and other tax	11,977	10,836
VAT	246,425	123,198
Other creditors	52,880	10,804
Amounts due to related parties	398,777	128,994
Directors' current accounts	-	37,514
Accrued expenses	707,383	887,040
	1,823,599	1,572,226

7. CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

	2020	2019
	£	£
Other creditors	198,000	-

8. RELATED PARTY DISCLOSURES

Property Investors Network Ltd
Director substantial interest

At the year end, Mastermind Principles Ltd owed £398,777 (2019: 128,994) to Property Investors Network ltd, an entity over which the director has control. This balance is included within amounts due to related parties (note 7).

	2020	2019
	£	£
Amount due from/(to) related party at the balance sheet date	398,777	(128,994)

Crowd Property Ltd
Director substantial interest

	2020	2019
	£	£
Amount due from related party at the balance sheet date	215,014	215,014

Throckley House Ltd
Director substantial interest

	2020	2019
	£	£
Amount due from related party at the balance sheet date	85,470	22,063

continued...

8. RELATED PARTY DISCLOSURES - continued

Vision 1 Investments Ltd
Director substantial interest

	2020	2019
	£	£
Amount due from related party at the balance sheet date	231,315	231,199

Rent to Buy Ltd
Director substantial interest

	2020	2019
	£	£
Amount due from related party at the balance sheet date	1,120	32,345

BG3 Ltd
Director substantial interest

	2020	2019
	£	£
Amount due from related party at the balance sheet date	531,703	241,389

BG2 Ltd
Director substantial interest

	2020	2019
	£	£
Amount due from related party at the balance sheet date	96	96

Hatfield House
Director substantial interest

	2020	2019
	£	£
Amount due from related party at the balance sheet date	14,976	82

The Successful Trader
Director substantial interest

	2020	2019
	£	£
Amount due from related party at the balance sheet date	33,500	-

Mastermind Principles Ltd

Trading and Profit and Loss Account
for the Year Ended 31 December 2020

	2020		2019	
	£	£	£	£
Sales		2,790,102		2,938,775
Cost of sales				
Opening stock	11,197		-	
Purchases	376,138		727,403	
Coaching and mentoring	178,386		264,763	
Commissions payable	176,832		366,843	
Advertising	62,811		61,920	
	805,364		1,420,929	
Closing stock	-		(11,197)	
		805,364		1,409,732
GROSS PROFIT		1,984,738		1,529,043
Other income				
Rent received	12,000		21,000	
Sponsorship	1,667		-	
Bank interest receivable	5,257		9,578	
		18,924		30,578
		2,003,662		1,559,621
Expenditure				
Wages	521,559		548,777	
JRS grant	(35,005)		-	
Pensions	12,282		10,450	
Rent	40,793		128,064	
Insurance	21,240		17,613	
Directors' salaries	12,500		9,363	
Telephone	13,378		14,380	
Post and stationery	4,631		7,251	
Travelling	14,420		52,281	
Repairs and renewals	484		-	
Household and cleaning	11,463		3,643	
Staff recruitment costs	253		19,074	
Computer costs	43,639		57,917	
Sundry expenses	4,886		2,793	
Staff training	33,905		28,657	
Accountancy	1,500		2,083	
Subscriptions	2,488		1,247	
Professional fees	67,374		62,194	
Legal and professional fees	-		1,272	
Depreciation of tangible fixed assets				
Plant and machinery	4,266		320	
Hire of plant and machinery	3,941		4,858	
Entertainment	51		1,462	
Bad debts	557,753		112,049	
		1,337,801		1,085,748
Carried forward		665,861		473,873

This page does not form part of the statutory financial statements

Mastermind Principles Ltd

Trading and Profit and Loss Account
for the Year Ended 31 December 2020

	2020		2019	
	£	£	£	£
Brought forward		665,861		473,873
Finance costs				
Bank charges	51,272		65,084	
Bank interest on loans	58,445		73,009	
Non bank interest on loans	-		38	
		109,717		138,131
NET PROFIT		556,144		335,742

This page does not form part of the statutory financial statements